Letter of Transmittal

to Tender Shares of Common Stock
of
LEAPNET, INC.

Pursuant to the Offer to Purchase
dated December 13, 2001
by
SPRI ACQUISITION CORP.

a wholly owned subsidiary of
SPRI, LTD.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
  STANDARD TIME, ON MONDAY, JANUARY 14, 2002, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is: EquiServe Trust Company, N.A.
By Mail: EquiServe Trust Company, N.A. P.O. Box 43034 Providence, RI 02940-3034	By Overnight Courier: EquiServe Trust Company, N.A. 40 Campanelli Drive Braintree, MA 02184	By Hand: EquiServe Trust Company, N.A. c/o Securities Transfer and Reporting Services Inc. 100 William Street—Galleria New York, NY 10038

   DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE W-9 PROVIDED BELOW. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

   YOU SHOULD NOTE THAT A ONE-FOR-FIVE REVERSE SPLIT OF LEAPNET, INC.'S COMMON STOCK BECAME EFFECTIVE ON JUNE 6, 2001. IF YOU HAVE A STOCK CERTIFICATE THAT IS DATED PRIOR TO JUNE 6, 2001, YOU WILL BE DEEMED TO OWN ONE SHARE OF LEAPNET COMMON STOCK FOR EVERY FIVE SHARES OF COMMON STOCK REFLECTED AS OWNED ON SUCH CERTIFICATE.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the certificate(s))	Shares Tendered (Attach additional list if necessary)

	Certificate Number(s)	Total Number of Shares Evidenced by Certificate(s)*	Number of Shares Tendered.**

Total Shares of Common Stock Tendered:

*
Need not be completed by Book-Entry Holders.

**
Unless otherwise indicated, it will be assumed that all Shares evidenced by any Certificate(s) delivered to the Depositary are being tendered. See Instruction 4.

    This Letter of Transmittal is to be completed by holders of certificates representing Shares (as such term is defined in the Offer to Purchase) (such holders of Shares, collectively, the "Holders"), either if certificates for Shares are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if tenders of Shares are to be made by book-entry transfer into the account of EquiServe Trust Company, N.A., as Depositary (the "Depositary"), at The Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedures set forth in "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase. Holders who tender Shares by book-entry transfer are referred to herein as "Book-Entry Holders" and other Holders are referred to herein as "Certificate Holders."

    Any Holders who desire to tender Shares and whose certificate(s) evidencing such Shares (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may nevertheless tender such Shares by following the procedures for guaranteed delivery set forth in "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase. See Instruction 2 of this Letter of Transmittal.

    DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

/ /	CHECK HERE IF SHARES ARE BEING TENDERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):
Name(s) of Tendering Institution
DTC Account Number
Transaction Code Number
/ /	CHECK HERE IF SHARES ARE BEING TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name(s) of Registered Holder(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution Which Guaranteed Delivery
Account Number (if delivered by Book-Entry Transfer)
Transaction Code Number
NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders to SPRI Acquisition Corp., a Delaware corporation (the "Purchaser"), a wholly owned subsidiary of SPRI, LTD., a Delaware corporation ("SPRI"), the above-described Shares of Leapnet, Inc., a Delaware corporation ("Leapnet"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 13, 2001 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"). This Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 21, 2001 (as amended from time to time, the "Merger Agreement"), by and among SPRI, the Purchaser and Leapnet.

    Subject to, and effective upon, acceptance for payment of, and payment for, the Shares tendered herewith in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser, all right, title and interest in and to all of the Shares that are being tendered hereby and any and all dividends, distributions, rights or other securities issued or issuable in respect of such Shares on or after December 13, 2001 (collectively, "Distributions"), and irrevocably appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares and all Distributions with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver stock certificates and all Distributions, or transfer ownership of such Shares and all Distributions, on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfers and authenticity to, or upon the order of the Purchaser, (b) present such Shares and all Distributions for transfer on the books of Leapnet and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and all Distributions, all in accordance with the terms and subject to the conditions of the Offer as set forth in the Offer to Purchase.

    The undersigned hereby irrevocably appoints each designee of the Purchaser as such attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote the Shares as described below in such manner as each such attorney-in-fact and proxy (or any substitute thereof) shall deem proper in its sole discretion, and to otherwise act (including pursuant to written consent) to the full extent of the undersigned's rights with respect to the Shares and all Distributions tendered hereby and accepted for payment by the Purchaser prior to the time of such vote or action. All such proxies and powers of attorney shall be considered coupled with an interest in the tendered Shares and shall be irrevocable and are granted in consideration of, and are effective upon, the acceptance for payment of such Shares and all Distributions in accordance with the terms of the Offer. Such acceptance for payment by the Purchaser shall revoke, without further action, any other proxy or power of attorney granted by the undersigned at any time with respect to such Shares and all Distributions and no subsequent proxies or powers of attorney will be given or written consent executed (or, if given or executed, will not be deemed effective) with respect thereto by the undersigned. The designees of the Purchaser will, with respect to the Shares for which the appointment is effective, be empowered to exercise all voting and other rights as they in their sole discretion may deem proper at any annual, special, adjourned or postponed meeting of Leapnet's stockholders, by written consent or otherwise, and the Purchaser reserves the right to require that, in order for Shares or any Distributions to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of such Shares, the Purchaser must be able to exercise all rights (including, without limitation, all voting rights at any meeting of stockholders then scheduled and rights of conversion) with respect to such Shares and receive all Distributions.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares and all Distributions tendered hereby and that, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of the Shares and all Distributions tendered hereby. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Purchaser any and all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, the Purchaser shall be, subject to applicable law, entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

    No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned. Subject to the withdrawal rights set forth in "The Tender Offer—Section 4—Withdrawal Rights" in the Offer to Purchase, the tender of the Shares and related Distributions hereby made is irrevocable.

    The undersigned understands that tenders of the Shares pursuant to any of the procedures described in "The Tender Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions set forth in the Offer. Without limiting the generality of the foregoing, if the price to be paid in the Offer is amended in accordance with the terms of the Merger Agreement, the price to be paid to the undersigned will be amended. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Shares tendered hereby.

    Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price and/or return any Certificates not tendered or not accepted for payment in the name(s) of the registered Holder(s) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price and/or return any Certificates not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered Holder(s) appearing above under "Description of Shares Tendered." In the event that both the "Special Delivery Instructions" and the "Special Payment Instructions" are completed, please issue the check for the purchase price and/or issue any Certificates not so tendered or accepted for payment in the name of, and deliver said check and/or return such Certificates to, the person or persons so indicated. Unless otherwise indicated under "Special Payment Instructions," please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that the Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name(s) of the registered Holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6, and 7)

To be completed ONLY if Certificate(s) that are not tendered or that are not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of someone other than the under-signed.

Issue	/ / / /	Check and/or Certificate(s) to:
Name(s)
(Please Type or Print)
Address

(Include Zip Code)
*
(Tax Identification or Social Security Number(s))

(See Substitute Form W-9 Included Herewith)

* Signature Guarantee Required

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Certificate(s) that are not tendered or that are not purchased and/or the check for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Issue	/ / / /	Check and/or Certificate(s) to:
Name(s)
(Please Type or Print)
Address

(Include Zip Code)

/ /	Credit shares delivered by book-entry transfer and not purchased to the account set forth below:
Account Number

IMPORTANT
HOLDER(S) SIGN HERE
(See Instructions 1 and 5)
(Please Complete Substitute Form W-9 Contained Herein)

Signature(s) of Holders(s):
Date: , 200

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on Certificate(s) or on a security position listing or by person(s) authorized to become registered Holder(s) by Certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)
Name(s)
(Please Type or Print)
Capacity (Full Title):
Address:

(Include Zip Code)
(Daytime Area Code and Telephone No.)
(Tax Identification or Social Security No.)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Authorized Signature:
Name:
(Please Type or Print)
Title:
Name of Firm:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Date: , 200

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1.  Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered Holder(s) (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of the Shares tendered herewith and such Holder(s) have not completed the box entitled "Special Payment Instructions" on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5 of this Letter of Transmittal.

    2.  Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations.  This Letter of Transmittal is to be used either if Certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase. Certificates evidencing all physically tendered Shares, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares into the Depositary's Account at DTC, as well as this Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message), and all other documents required by this Letter of Transmittal must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in "The Tender Offer—Section 1—Terms of the Offer" in the Offer to Purchase). If Certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or copy thereof) must accompany each such delivery.

    Holders whose Certificates are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis may nevertheless tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, must be received by the Depositary prior to the Expiration Date; and (iii) Certificates, as well as a Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase)), and all other documents required by this Letter of Transmittal must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery.

    THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE SHARES, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED IN THE OFFER TO PURCHASE)). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering Holders, by execution of this Letter of Transmittal (or a copy hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

    3.  Inadequate Space.  If the space provided under "Description of Shares Tendered" is inadequate, the share Certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached hereto.

    4.  Partial Tenders (Applicable to Certificate Holders Only; Not Applicable to Shares that are Tendered by Book-Entry Transfer).  If fewer than all the Shares evidenced by any Certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In such cases, new Certificate(s) evidencing the remainder of the Shares that were evidenced by Certificate(s) delivered to the Depositary will be sent to the person signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

    5.  Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered Holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of the Shares.

    If this Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary and the Purchaser of such person's authority so to act must be submitted.

    If this Letter of Transmittal is signed by the registered Holder(s) of the Shares transmitted hereby, no endorsements of Certificate(s) or separate stock powers are required unless payment is to be made to, or Certificate(s) evidencing the Shares not tendered or purchased are to be issued in the name of, a person other than the registered Holder(s). Signatures on such Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered Holder(s) of the Shares tendered hereby, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered Holder or Holders appear(s) on such Certificate(s). Signatures on such Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

    6.  Transfer Taxes.  Except as otherwise provided in this Instruction 6, the Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to or, in the circumstances permitted hereby, if Certificate(s) for the Shares not tendered or purchased are to be registered in the name of, any person other than the registered Holder, or if tendered Certificate(s) are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such person) payable on account of the transfer to such person will be deducted from the purchase price for such Shares if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

    Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) listed in this Letter of Transmittal.

    7.  Special Payment and Delivery Instructions.  If a check for the purchase price of any Shares tendered hereby is to be issued in the name of, and/or Certificates for the Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check and/or such Certificates for Shares are to be mailed to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

    8.  Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to, or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from, the Information Agent at its telephone number set forth on the back cover of the Offer to Purchase.

    9.  Lost, Mutilated or Destroyed Certificates.  If any Certificates have been lost, mutilated or destroyed, the Holder should promptly notify the Depositary. The Holder will then be instructed as to the procedure to be followed in order to replace the relevant Certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated or destroyed Certificates have been followed.

    IMPORTANT: THIS LETTER OF TRANSMITTAL OR A COPY HEREOF, TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

    Under United States federal income tax law, a tendering Holder may be subject to backup withholding tax at a rate of 30.5% with respect to payments by the Depositary pursuant to the Offer unless such Holder: (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding; (ii) provides its correct taxpayer identification number ("TIN") and certifies that the TIN provided is correct (or that such Holder is awaiting a TIN); or (iii) certifies that it is not currently subject to backup withholding or certifies as to its non-United States status. If such Holder is an individual, the TIN is his or her social security number. Completion of a Substitute Form W-9, in the case of a U.S. Holder, provided in this Letter of Transmittal, should be used for this purpose. Failure to provide such Holder's TIN on the Substitute Form W-9, if applicable, may subject the tendering Holder (or other payee) to a penalty imposed by the Internal Revenue Service ("IRS"). More serious penalties may be imposed for providing false information, which, if willfully done, may result in fines and/or imprisonment. The box in part 3 of the Substitute Form W-9 may be checked if the tendering Holder (or other payee) is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is so checked and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 30.5% on all such payments of the Offer Price until a TIN is provided to the Depositary. In order for a foreign Holder to qualify as an exempt recipient, that Holder should submit an IRS Form W-8 BEN or W-8ECI or an acceptable substitute form, signed under penalties of perjury, attesting to that Holder's exempt status. Such forms can be obtained from the Information Agent. Failure to provide the information on the form may subject tendering Holders to 30.5% United States federal income tax withholding on the payment of the purchase price of cash pursuant to the Offer. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS. The Depositary cannot refund amounts withheld by reason of backup withholding. Under recently enacted regulation, the 30.5% backup withholding rate referenced above is subject to change from time to time. When backup withholding is required, the Depositary will withhold at the statutory rate then in effect.

TO BE COMPLETED BY ALL TENDERING HOLDERS

PAYER'S NAME: EquiServe Trust Company, N.A.

SUBSTITUTE FORMW-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number ("TIN") and Certification Name	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number Part 3—If you are awaiting TIN, check box: / /

Address City, State And Zip Code	Part 2—If you are exempt from backup withholding, please check the box: / /

Part 4—Certification—Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding.
(3) I am a U.S. person (including U.S. resident alien).
Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

Signature Dated

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30.5% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

  CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30.5% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number but I will be refunded if I provide a certified taxpayer identification number within 60 days.

  Signature                                              Dated

    Questions and requests for assistance may be directed to the Information Agent at its telephone number set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal or other related tender offer materials may be obtained from the Information Agent.

The Information Agent for the Offer is:

(866) 324-8878